UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2017

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensation Arrangements of Certain Officers

On February 16, 2017, the Compensation Committee (the Committee) of the Board of Directors (the Board) of the Gilead Sciences, Inc. (the Company) set the 2017 base salary for John C. Martin, Ph.D., the Company’s Executive Chairman at $1,160,000.

On February 16, 2017, the Committee granted Dr. Martin stock options and performance share awards with an effective date of February 16, 2017 with grant-date fair values of $2,000,000 and $2,000,000, respectively. The number of shares actually granted will be based on the fair value on the February 16, 2017 effective date. The options will be granted under the Company’s 2004 Equity Incentive Plan, as amended (the Plan), and will have an exercise price equal to the closing price of the Company’s common stock on February 16, 2017. The options will have a maximum term of ten years measured from such effective date. The performance share awards will be issued under the Plan and will have both a total shareholder return (TSR) tranche equal to 50% of the grant-date fair value of the award and a revenue tranche equal to the remaining 50% of such grant-date fair value and divided into three separate annual revenue subtranches. The TSR and revenue tranches of each award will be structured in substantially the same manner as the 2016 performance shares awards.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

February 21, 2017	By:	/s/ Brett A. Pletcher

Name: Brett A. Pletcher
Title: EVP, General Counsel and Chief Compliance Officer